UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 7, 2009

Diedrich Coffee, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-21203 (Commission File Number)	33-0086628 (IRS Employer Identification No.)

28 Executive Park, Suite 200

Irvine, California 92614

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (949) 260-1600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 7, 2009, Diedrich Coffee, Inc. (“Diedrich”), Green Mountain Coffee Roasters, Inc., a Delaware corporation (“GMCR”), and Pebbles Acquisition Sub, Inc., a Delaware corporation and wholly-owned subsidiary of GMCR (“Acquisition Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”).

The Merger Agreement provides that, on the terms and subject to the conditions thereof, Acquisition Sub shall make commercially reasonable efforts to commence within five business days after the date of the Merger Agreement a tender offer (the “Offer”) to acquire all of the issued and outstanding shares of Diedrich common stock, $0.01 par value (the “Shares”), whereby each Share will be tendered for $35.00 in cash, without interest (the “Offer Consideration”). The Board of Directors of each of Diedrich, GMCR and Acquisition Sub has unanimously approved the Merger Agreement and the transactions contemplated thereby.

After the satisfaction or waiver of the conditions to the Merger (as defined below), Acquisition Sub will merge with and into Diedrich, with Diedrich surviving as a wholly-owned subsidiary of GMCR (the “Merger”). In the Merger, each outstanding Share that is not tendered and accepted pursuant to the Offer (other than Shares held by Diedrich or any of its wholly-owned subsidiaries or held in its treasury, or owned by GMCR or Acquisition Sub or any other wholly-owned subsidiary of GMCR, and other than Shares as to which appraisal rights have been perfected in accordance with applicable law) will be converted into the right to receive the Offer Consideration.

Upon the first acceptance by Acquisition Sub of any Shares pursuant to the Offer (the “Acceptance Time”), each option to purchase shares of Common Stock from Diedrich that is outstanding and unexercised immediately prior to the Acceptance Time shall automatically be cancelled and converted into the right to receive the following: (i) if the exercise price per share of such option is less than the Offer Consideration, then an amount of cash determined by multiplying (A) the number of shares of Common Stock that were subject to such option immediately prior to the Acceptance Time, by (B) the amount by which the Offer Consideration exceeds the exercise price per share of such option; and (ii) if the exercise price per share of such option is equal to or greater than the Offer Consideration, then no cash. The vesting terms previously applicable to any option to purchase shares of Common Stock from Diedrich that is cancelled and converted into the right described above will continue in full force and effect and will be applied to such right. Accordingly, any such right to receive cash will vest as follows: (x) if the holder of the right is an employee who continues his or her employment with Diedrich after the Acceptance Time, then such right will vest in accordance with the vesting terms applicable to the cancelled options, and the cash payable with respect to such right will be delivered to the holder at such times and in the same percentages as the cancelled options would have become vested; (y) if the holder of the right is an employee whose employment with Diedrich is terminated (whether prior to or after the Acceptance Time) in connection with the change in control resulting from the Offer or the Merger, then such right will vest immediately upon the later to occur of the termination of the holder’s employment with Diedrich and the Acceptance Time, and all cash payable with respect to such right will be delivered to the holder following such vesting; and (z) if the holder of the right is a non-employee director of Diedrich, then such right will vest immediately at the Acceptance Time, and all cash payable with respect to such right will be delivered to the holder following such vesting.

At the Acceptance Time, each Diedrich warrant that is outstanding immediately prior to the Acceptance Time shall automatically be cancelled and converted into the right to receive an amount of cash determined by multiplying (A) the number of shares of Common Stock that were subject to such warrant immediately prior to the Acceptance Time, by (B) the amount by which (x) the Offer Consideration exceeds (y) the exercise price per share of such warrant.

Consummation of the Offer is subject to customary conditions, including, but not limited to, (i) a number of Shares validly tendered and not withdrawn pursuant to the Offer that, together with any Shares owned by GMCR, Acquisition Sub or any other subsidiary of GMCR immediately prior to the acceptance pursuant to the Offer, representing more than 50% of the Adjusted Outstanding Share Number (as defined in the Merger Agreement), (ii) the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and (iii) the absence of any Company Material Adverse Effect (as defined in the Merger Agreement) since the date of the Merger Agreement. The Offer is not subject to a financing condition.

The Offer will initially expire at midnight, Eastern Time, on the 20th business day following the commencement thereof. Subject to the parties’ respective termination rights pursuant to the Merger Agreement, if, at the time as of which the Offer is scheduled to expire, any condition to the Offer is not satisfied and has not been waived, then Acquisition Sub shall extend the Offer on one or more occasions, for additional successive periods of up to 20 business days per extension (with the length of such periods to be determined by GMCR), until all conditions to the Offer are satisfied or validly waived in order to permit the Acceptance Time to occur; provided, however, that in no event shall Acquisition Sub be required to extend the Offer to a date later than the Termination Date (as defined in the Merger Agreement). If less than 90% of the Shares are accepted for exchange pursuant to the Offer, Acquisition Sub may, in its sole discretion, elect to provide for one or more subsequent offering periods of up to 20 business days in the aggregate. GMCR shall also file with the Securities and Exchange Commission (the “SEC”) a Tender Offer Statement on Schedule TO (the “Schedule TO”) with respect to the Offer.

Consummation of the Merger is subject to customary conditions, including, but not limited to, consummation of the Offer and, if required under applicable law, approval of the Merger Agreement by Diedrich’s stockholders. The parties have agreed that, if GMCR, Acquisition Sub or any other subsidiary of GMCR owns in the aggregate at least 90% of the outstanding Shares, then the parties shall take all actions necessary and appropriate to cause Acquisition Sub to merge into Diedrich in a “short-form” merger as soon as practicable pursuant to the applicable provisions of Delaware law, which will not require the approval of Diedrich’s stockholders.

In the Merger Agreement, Diedrich has granted to GMCR and Acquisition Sub an option (the “Top-Up Option”) to purchase an aggregate number of newly issued shares of Common Stock equal to the lesser of (i) the number of shares of Common Stock that, when added to the number of shares of Common Stock owned by GMCR, Acquisition Sub or any other subsidiary of GMCR at the time the Top-Up Option is exercised, constitutes a percentage designated by GMCR in its sole discretion that is greater than 90% but less than 91% of the number of shares of Common Stock that would be outstanding immediately after the issuance of all shares of Common Stock subject to the Top-Up Option, or (ii) the aggregate number of shares of Common Stock that Diedrich is authorized to issue under its certificate of incorporation but that are not issued and outstanding (and not subscribed for or otherwise committed to be issued) at the time of the exercise of the Top-Up Option. The aggregate purchase price for the Top-Up Option is determined by multiplying the number of such shares by the Offer Consideration. GMCR or Acquisition Sub may exercise, in whole or in part, the Top-Up Option at any time at or after the Acceptance Time but prior to the earlier of the Effective Time (as defined in the Merger Agreement) and the date on which the Merger Agreement is terminated.

In addition, pursuant to the terms of the Merger Agreement, effective upon the Acceptance Time and from time to time thereafter, GMCR shall be entitled to designate, to serve on Diedrich’s board of directors, the number of directors, rounded up to the next whole number, determined by multiplying (i) the total number of directors on Diedrich’s board of directors (giving effect to any increase in the size of Diedrich’s board of directors effected pursuant to the Merger Agreement) by (ii) a fraction having (a) a numerator equal to the aggregate number of shares of Diedrich common stock then beneficially owned by GMCR or Acquisition Sub or any other subsidiary of GMCR (including all shares of Diedrich common stock accepted for exchange pursuant to the Offer) and (b) a denominator equal to the total number of shares of Diedrich common stock then issued and outstanding.

The Merger Agreement contains customary representations and warranties by GMCR, Acquisition Sub and Diedrich. The Merger Agreement also contains customary covenants and agreements, including with respect to the operation of Diedrich’s business between the signing of the Merger Agreement and the earlier of the closing of the Merger or termination of the Merger Agreement, solicitation of alternative acquisition proposals by Diedrich, governmental filings and approvals, and other matters.

The Merger Agreement and the Offer may be terminated under certain customary circumstances by GMCR or Diedrich, including if the Acceptance Time does not occur by February 15, 2010; provided, however, that such date will automatically be extended to June 15, 2010 if, on February 15, 2010, all of the conditions to the Offer have been satisfied or fulfilled or are capable of being satisfied or fulfilled, except certain conditions regarding regulatory approvals. The Merger Agreement provides for a termination fee of $8,517,000 payable by Diedrich to GMCR if the Merger Agreement is terminated under certain circumstances. If Diedrich fails to pay when due any amounts payable under such termination fee provisions, then Diedrich shall (i) reimburse GMCR for all reasonable costs and expenses (including fees and disbursements of legal counsel) actually incurred in connection with the collection of such overdue amount and the enforcement by GMCR of its rights under the Merger Agreement, and (ii) pay to GMCR interest on any amount that is overdue. In addition, the Merger Agreement includes a graduated reverse termination fee such that, if the Merger Agreement were terminated by GMCR under certain circumstances involving regulatory approvals, a reverse termination fee would be payable by GMCR to Diedrich based on the following: (a) if the Merger Agreement is terminated before February 15, 2010 under such circumstances, GMCR would be obligated to pay $8,517,000; (b) if the Merger Agreement were terminated on or after February 15, 2010 but before April 15, 2010, GMCR would be obligated to pay $9,517,000; (c) if the Merger Agreement were terminated on or after April 15, 2010 but before June 15, 2010, GMCR would be obligated to pay $10,517,000; and (d) if the Merger Agreement were terminated on or after June 15, 2010, GMCR would be obligated to pay $11,517,000.

The Merger Agreement is included as an exhibit to this Current Report on Form 8-K to provide additional information regarding the terms of the transactions described herein and is not intended to provide any other factual information or disclosure about Diedrich, GMCR or Acquisition Sub. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of such agreement and as of a specific date, were solely for the benefit of the parties to such agreement (except as to certain indemnification obligations), are subject to limitations agreed upon by the contracting parties, including being qualified by disclosure schedules made for the purposes of allocating contractual risk between and among the parties thereto instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Diedrich’s public disclosures. Investors are not third-party beneficiaries under the Merger Agreement and, in light of the foregoing reasons, should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Diedrich, GMCR or Acquisition Sub or any of their respective subsidiaries or affiliates.

In connection with the transactions contemplated by the Merger Agreement, certain directors and executive officers of Diedrich have entered into stockholder agreements with GMCR (the “Stockholder Agreements”) whereby such directors and executive officers have agreed to tender Shares in the Offer, subject to certain terms and conditions. Pursuant to his Stockholder Agreement, Paul C. Heeschen, chairman of Diedrich’s board of directors, has agreed to tender 1,832,580 Shares in the Offer.

The foregoing descriptions of the Merger Agreement and Stockholder Agreements are qualified in their entireties by reference to the full texts thereof, which are attached hereto as Exhibits 2.1, 99.2 and

99.3, respectively, and incorporated herein by reference. The press releases announcing the transactions contemplated by the Merger Agreement is attached hereto as Exhibit 99.1 and 99.4 and are incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement

Prior to entering into the Merger Agreement with GMCR, Diedrich: (a) terminated the Agreement and Plan of Merger, dated as of November 2, 2009 (as amended by an Amendment No. 1 dated November 17, 2009, the “Peet’s Merger Agreement”), by and among Peet’s Coffee & Tea, Inc., a Washington corporation (“Peet’s”), Marty Acquisition Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Peet’s, and Diedrich, in accordance with its terms; and (b) paid to Peet’s a termination fee of $8,517,000 pursuant to the Peet’s Merger Agreement, which fee was paid to Peet’s on behalf of Diedrich by GMCR. Concurrently with the termination of the Peet’s Merger Agreement, the Stockholder Agreements, dated November 2, 2009, between GMCR and each of Paul C. Heeschen and certain other directors and executive officers of Diedrich, were automatically terminated.

Additional Information

GMCR’s tender offer for the outstanding common stock of Diedrich Coffee referred to in this press release has not yet commenced. This announcement is neither an offer to purchase nor a solicitation of an offer to sell shares of Diedrich Coffee. Stockholders of Diedrich Coffee are urged to read the relevant tender offer documents when they become available because they will contain important information that stockholders should consider before making any decision regarding tendering their shares. At the time the offer is commenced, GMCR and Acquisition Sub will file tender offer materials with the SEC, and Diedrich Coffee will file a Solicitation/Recommendation Statement with respect to the tender offer. The tender offer materials (including an Offer to Purchase, a related Letter of Transmittal and certain other offer documents) and the Solicitation/Recommendation Statement will contain important information, which should be read carefully before any decision is made with respect to the tender offer. The Offer to Purchase, the related Letter of Transmittal and certain other offer documents, as well as the Solicitation/Recommendation Statement, will be made available to all stockholders of Diedrich Coffee at no expense to them. The tender offer materials and the Solicitation/Recommendation Statement will be made available free of charge at the SEC’s website at http://www.sec.gov. In addition, stockholders will be able to obtain a free copy of these documents from Diedrich Coffee by mailing requests for such materials to: Diedrich Coffee, Inc., Office of Investor Relations, 28 Executive Park, Suite 200, Irvine, CA 92614. In addition to the tender offer materials described above, Diedrich Coffee and GMCR file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information filed by Diedrich Coffee or GMCR at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Diedrich Coffee’s and GMCR’s filings with the SEC are also available to the public from commercial document-retrieval services and at the website maintained by the SEC at http://www.sec.gov.

Forward-Looking Statements

We make forward-looking statements in this Current Report on Form 8-K that are subject to risks and uncertainties. These forward-looking statements include information about the proposed Merger, possible or assumed future results of our financial condition, operations, plans, objectives and performance. When we use the words “believe,” “expect,” “anticipate,” “estimate” or similar expressions, we are making forward-looking statements. Many possible events or factors could affect our future financial results and performance. This could cause our results or performance to differ materially from those expressed in our forward-looking statements. You should consider these risks when you review this Current Report on Form 8-K, along with the following possible events or factors:

•	the risk that the Offer and the Merger will not close;
•	the financial and operating performance of our wholesale operations;
•	our ability to achieve and/or maintain profitability over time;
•	the successful execution of our growth strategies;
•	the impact of competition; and
•	the availability of working capital.

Additional risks and uncertainties are described in detail under the caption “Risk Factors Relating to Diedrich Coffee and Its Business” in our annual report on Form 10-K for the fiscal year ended June 24, 2009 and in other reports that we file with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis only as of the date of this Current Report on Form 8-K. There can be no assurance that the proposed Merger will in fact be consummated. Except where required by law, we do not undertake an obligation to revise or update any forward-looking statements, whether as a result of new information, future events or changed circumstances.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

The following exhibits are furnished with this Current Report on Form 8-K:

Exhibit No.	Description of Exhibit
2.1	Agreement and Plan of Merger, dated as of December 7, 2009, by and among Green Mountain Coffee Roasters, Inc., Pebbles Acquisition Sub, Inc. and Diedrich Coffee, Inc.

99.1	Press Release, dated as of December 8, 2009

99.2	Joint Press Release, dated as of December 8, 2009

99.3	Stockholder Agreement, dated as of December 7, 2009, by and between Green Mountain Coffee Roasters, Inc. and Paul C. Heeschen

99.4	Form of Stockholder Agreement, dated as of December 7, 2009, by and between Green Mountain Coffee Roasters, Inc. and Certain Directors and Executive Officers of Diedrich Coffee, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIEDRICH COFFEE, INC.

Date: December 8, 2009	By:	/s/ Sean M. McCarthy
Sean M. McCarthy Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
2.1	Agreement and Plan of Merger, dated as of December 7, 2009, by and among Green Mountain Coffee Roasters, Inc., Pebbles Acquisition Sub, Inc. and Diedrich Coffee, Inc.

99.1	Press Release, dated as of December 8, 2009

99.2	Joint Press Release, dated as of December 8, 2009

99.3	Stockholder Agreement, dated as of December 7, 2009, by and between Green Mountain Coffee Roasters, Inc. and Paul C. Heeschen

99.4	Form of Stockholder Agreement, dated as of December 7, 2009, by and between Green Mountain Coffee Roasters, Inc. and Certain Directors and Executive Officers of Diedrich Coffee, Inc.